UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2024 (August 23, 2024)

Gores Holdings IX, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41215	86-1593799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6260 Lookout Road,
Boulder, CO	80301
(Address of principal executive offices)	(Zip Code)

(303) 531-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one warrant	GHIXU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	GHIX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	GHIXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 23, 2024, the Audit Committee (the “Audit Committee”) of the Board of Directors of Gores Holdings IX, Inc. (the “Company”) concluded that the Company’s previously issued (i) consolidated financial statements as of and for the years ended December 31, 2023 and 2022 included in its Annual Report on Form 10-K for the year ended December 31, 2023 (“Annual Period”), (ii) unaudited condensed consolidated financial statements for the quarters ended March 31, 2022 through September 30, 2023 included in its Quarterly Reports on Form 10-Q for the periods ended March 31, 2023, June 30, 2023, and September 30, 2023 (“Historic Interim Periods”), and (iii) unaudited condensed consolidated financial statements for the quarter ended March 31, 2024 included in its Quarterly Reports on Form 10-Q for the period ended March 31, 2024 (“Current Interim Period”, and together with the Annual Period and Historic Interim Periods, the “Affected Periods”) should no longer be relied upon due to errors in such consolidated financial statements.

The Company delayed filing the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024 (the “Q2 2024 Form 10-Q”) as a result of the discovery of potential errors for the accounting of the Company’s tax provision, which the Audit Committee has now determined impacted the annual and quarterly reports filed during the Affected Periods. Accordingly, the Company intends to restate the consolidated financial statements of the Affected Periods (the “Restatement”) in its Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K/A”), as soon as reasonably practicable. The impact of the Restatement on the Historic Interim Periods will be summarized in the 2023 Form 10-K/A, and the Company does not intend to amend its previously issued Form 10-Qs for such Historic Interim Periods. Additionally, the impact of the Restatement on the Current Interim Period will be summarized in the 2024 Q2 Form 10-Q, and the Company does not intend to amend its previously filed Form 10-Q for the Current Interim Period.

The Company’s management and the Audit Committee discussed the matters disclosed in this Item 4.02 with WithumSmith+Brown, PC, the Company’s independent accounting registered public firm. At this time, the Company does not have an estimate of when all efforts will be completed and when the 2023 Form 10-K/A and 2024 Q2 Form 10-Q will be filed.

Forward-Looking Statements

This report may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company advises caution in reliance on forward-looking statements. Forward-looking statements include, without limitation: statements related to the completion of the Company’s review of accounting matters and audit of the Company’s financial statements; the Company’s plans to file the 2Q 2024 Form 10-Q and 2023 Form 10-K/A with the restated results; expectations with respect to how the adjustments will impact the Company’s financial statements; and the Company’s plans, objectives and intentions that are not historical facts generally. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those implied by the forward-looking statement, including without limitation: the final outcome of the evaluation of accounting matters and the impact of the adjustments to the Company’s financial statements; the discovery of additional and unanticipated information during the re-evaluation and audit of the Company’s financial statements, including it evaluation of effectiveness of internal control over financial reporting; changes in assumptions regarding how the evaluation will impact the Company’s financial results; the application of accounting or tax principles in an unanticipated manner; the possibility that the Nasdaq may delist the Company’s securities; risks related to the Company’s ability to implement and maintain effective internal control over financial reporting in the future; and the impact of these factors on the Company’s performance and outlook. See also other risks that are described in “Risk Factors” in the Company’s filings with the SEC, including its Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2023, and any subsequent reports filed with the SEC. All forward-looking statements in this report are based on information available to the Company as of the date of this filing. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2024	GORES HOLDINGS IX, INC.

	By:	/s/ Andrew McBride
	Name:	Andrew McBride
	Title:	Chief Financial Officer and Secretary